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                                                                     EXHIBIT 5.2

                       SIDLEY AUSTIN BROWN & WOOD LLP

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                                  May 17, 2005


ING USA Annuity and Life Insurance Company
1475 Dunwoody Drive, Suite 400
West Chester, Pennsylvania 19380-1478

          Re: $5,000,000,000 Secured Medium-Term Notes Registration Statement on Form S-3


Ladies and Gentlemen:

         We have acted as special counsel to ING USA Annuity and Life Insurance Company, an Iowa insurance company ("ING USA"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), by ING USA, of a Registration Statement on Form S-3 (File No. 333-123457) on March 18, 2005, as amended by Amendment No. 1 filed with the Commission on April 22, 2005 and Amendment No. 2 filed with the Commission on May 17, 2005 (including the documents incorporated by reference therein, the "Registration Statement"), including (i) a prospectus (including the documents incorporated by reference therein, the "Prospectus") relating to secured medium-term notes (the "Notes") to be issued from time to time by newly formed common law trusts that will be formed under the laws of the State of Illinois (each, a "Trust" and, together, the "Trusts"), (ii) a prospectus supplement to the Prospectus relating to the Notes under the ING USA secured medium-term notes program to be issued from time to time by the Trusts (the "Institutional Prospectus Supplement") and
(iii) a prospectus supplement to the Prospectus relating to the Notes under the INGsm USA CoreNotes(R) program to be issued from time to time by the Trusts (the "Retail Prospectus Supplement").

         The Registration Statement provides for: (i) the registration of up to $5,000,000,000, or the equivalent amount in one or more foreign currencies, aggregate principal amount of Notes to be issued by the Trusts, with each Trust to issue Notes pursuant to an indenture (each, an "Indenture") to be entered into between such Trust and Citibank, N.A., as indenture trustee (the "Indenture Trustee"), substantially in the form filed as an exhibit to the Registration Statement and (ii) the registration of up to $5,000,000,000, or the equivalent amount in one or more foreign currencies, of ING USA's funding agreements (each in the form filed as an exhibit to the Registration Statement, a "Funding Agreement") to be sold to the Trusts in connection with the issuance and sale of the Notes, substantially in the form filed as an exhibit to the Registration Statement.

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SIDLEY AUSTIN BROWN & WOOD LLP                                           CHICAGO


May 17, 2005
Page 2


         In furnishing this letter, we have reviewed: (i) the Registration Statement, the Prospectus, the Institutional Prospectus Supplement and the Retail Prospectus Supplement, (ii) the Standard Trust Terms and the Standard Indenture Terms, each filed as an exhibit to the Registration Statement (together, the "Standard Terms"), (iii) the form Omnibus Instrument filed as an exhibit to the Registration Statement (the "Omnibus Instrument") that includes the Trust Agreement and the Indenture to be executed through the execution of the Omnibus Instrument, (iv) the form of the Funding Agreement filed as an exhibit to the Registration Statement, (v) the form of Closing Instrument substantially in the form filed as an exhibit to the Registration Statement (the "Closing Instrument") and (vi) the Expense and Indemnity Agreements entered into between ING USA and each of the Indenture Trustee, U.S. Bank National Association as the custodian of the Funding Agreements, GSS Holdings II, Inc. as the trust beneficial owner and U.S. Bank National Association as trustee, in each case substantially in the form filed as an exhibit to the Registration Statement.

         As special counsel for ING USA, we have examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant or necessary as a basis for this letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the authentic original documents of all documents submitted to us as copies.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that, upon the execution, issuance, authentication and delivery of Notes by a Trust as contemplated by the Registration Statement, such Notes will be the valid and binding obligations of such Trust, enforceable against such Trust in accordance with their terms.

         The above opinion with regard to the enforceability of the Notes: (i) is qualified by the effects of bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (ii) is subject to the further qualification that, to the extent that the relevant Notes are denominated in a currency other than United States dollars, a claim thereunder (or foreign currency judgment in respect to such claim) would be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

         We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the laws of the State of Illinois, as currently in effect. This letter is rendered as of the date hereof based upon the facts and law in existence on the date hereof. We assume no obligation to update or supplement this letter to reflect any circumstances which may hereafter come to our attention with respect to the opinion and statements set forth above, including any changes in applicable law which may hereafter occur.



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SIDLEY AUSTIN BROWN & WOOD LLP                                           CHICAGO


May 17, 2005
Page 3


         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus forming a part thereof and to the incorporation by reference of this letter as an exhibit to any Registration Statement filed in accordance with Rule 462(b) under the Securities Act relating to the Notes. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                           Very truly yours,


                                           /s/ Sidley Austin Brown & Wood LLP